EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

Angeion Corporation:

We consent to incorporation by reference in the Registration Statements (Nos. 333-53782, 333-53784, 333-38160, 333-42931, 333-04189, 33-64631, 33-88882, 33-81594, 33-56784, 333-53782, 333-53784) on Form S-8, Registration Statements (Nos. 333-50557, 333-36005, 333-04993, 333-03007, 33-60953, 33-45600, 33-82804, 33-60953, 33-85902, 33-80274, 33-45600, 33-40659) on Form  S-3, and Registration Statements (Nos. 33-82084 and 33-40497) on Form S-2 of Angeion Corporation of our reports dated February 26, 2002, except as to Note 7, which is as of March 4, 2002, relating to the consolidated balance sheets of Angeion Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, cash flows, and shareholders’ equity for the years then ended and related schedule, which reports are incorporated by reference in the December 31, 2001, annual report on Form 10-KSB of Angeion Corporation.

/s/ KPMG LLP

Minneapolis, Minnesota
April 12, 2002